Exhibit 99.9

Activant
Executive Severance Plan

Effective as of January 1, 2005

Executive Severance Plan

Activant
Executive Severance Plan

W I T N E S S E T H:

     WHEREAS, Activant Solutions Inc. (the “Company”) wishes to provide severance benefits to certain of its employees upon the occurrence of certain terminations of employment;

     NOW, THEREFORE, the Activant Executive Severance Plan is hereby adopted as set forth in this document, effective as of January 1, 2005:

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Executive Severance Plan

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Appendix A (Plan Participants)

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Executive Severance Plan

I.
Definitions and Construction

     1.1 Definitions. Where the following capitalized words and phrases appear in the Plan, each has the respective meaning set forth below, unless the context clearly indicates to the contrary.

(1)	Annual Compensation: The total of all compensation, including wages, salary, and any other benefit of monetary value, whether paid in the form of cash or otherwise, paid as consideration for services performed by a Participant for the Employer for the year or would have been so paid at such Participant’s usual rate of compensation if such Participant had worked a full year, as determined by the Plan Administrator in a manner consistent with the requirements of Department of Labor regulation 29 C.F.R. § 2510.3-2(b)(2) and the interpretative authority related thereto.

(2)	Board: The Board of Directors of the Company.

(3)	Cause: Either (a) “cause” as defined in the Participant’s employment agreement or (b) in the absence of such an agreement or such a definition, a determination by the Plan Administrator that the Participant (i) has engaged in personal dishonesty, willful violation of any law, rule, or regulation (other than minor traffic violations or similar offenses), or breach of fiduciary duty involving personal profit, (ii) is unable to satisfactorily perform or has failed to satisfactorily perform Participant’s duties and responsibilities for the Employer or any Employer affiliate, (iii) has been convicted of, or plead nolo contendere to, any felony or a crime involving moral turpitude, (iv) has engaged in negligence or willful misconduct in the performance of his duties, including but not limited to willfully refusing without proper legal reason to perform Participant’s duties and responsibilities, (v) has materially breached any corporate policy or code of conduct established by the Employer or any Employer affiliate as such policies or codes may be adopted from time to time, (vi) has violated the terms of any confidentiality, nondisclosure, intellectual property, nonsolicitation, noncompetition, proprietary information and inventions, or any other agreement between Participant and the Employer related to Participant’s employment, or (vii) has engaged in conduct that is likely to have a deleterious effect on the Employer or any Employer affiliate or its legitimate business interests, including but not limited to its goodwill and public image.

(4)	Claimant: An individual who files a claim for benefits under the Plan, including an authorized representative of such individual.

(5)	Company: Activant Solutions Inc.

(6)	Effective Date: January 1, 2005.

(7)	Eligible Employee: Each employee of the Employer who is (i) either an officer, a Vice President (as designated by the Employer), or another senior executive level employee of the Company or Activant Solutions Holdings Inc. and (ii) designated as an Eligible Employee by and in the discretion of the Plan Administrator, except that “Eligible Employee” does not include the Chief Executive Officer of the Company.

(8)	Employer: The Company and each Participating Entity.

(9)	ERISA: The Employee Retirement Income Security Act of 1974, as amended.

(10)	Monthly Flex Benefits Allowance: The annualized amount, if any, provided to a Participant by the Employer under the Employer’s “cafeteria plan” (within the meaning of section 125 of the Internal Revenue Code), which is attributable to medical and dental, determined as of the first day of the year in which occurs such Participant’s Qualified Termination, divided by twelve.

Executive Severance Plan

(11)	Participant: Each Eligible Employee who is participating in the Plan in accordance with Article II. The Participants are listed on Appendix A attached hereto, as such Appendix A may be amended from time to time.

(12)	Participating Entity: Each subsidiary or affiliate of the Company that has been designated as a participating entity pursuant to Section 8.6.

(13)	Plan: This Activant Executive Severance Plan, as amended from time to time.

(14)	Plan Administrator: The Chief Executive Officer of the Company.

(15)	Qualified Termination: An involuntary termination of a Participant’s employment with the Employer, which (i) is wholly initiated by the Employer, (ii) is not a termination for Cause, and (iii) is not a termination of employment as a result of such Participant’s death or disability.

(16)	Severance Benefit: A benefit payable under the Plan in accordance with Article III.

     1.2 Number and Gender. Wherever appropriate herein, words used in the singular will be considered to include the plural, and words used in the plural will be considered to include the singular. The masculine gender, where appearing in the Plan, will be deemed to include the feminine gender.

     1.3 Headings. The headings of Articles and Sections herein are included solely for convenience, and, if there is any conflict between such headings and the text of the Plan, the text will control. All references to Articles, Sections, Subsections, and Clauses are to this document unless otherwise indicated.

II.
Participation

     2.1 Eligibility. Each Eligible Employee (and only such individual) is eligible to become a Participant in the Plan.

     2.2 Commencement of Participation. Each Eligible Employee who is employed on the Effective Date will become a Participant on the Effective Date. Each other Eligible Employee will become a Participant on the later of (1) the date he becomes an Eligible Employee or (2) any later date designated by the Plan Administrator.

     2.3 Termination of Participation. An Eligible Employee who has become a Participant will cease to be a Participant as of the earliest to occur of (1) the date such Participant is no longer an Eligible Employee, (2) the date designated by the Plan Administrator in his discretion and communicated to affected individual prior to the effective date of termination of participation, or (3) the effective date of termination of the Plan.

     2.4 Resumption of Participation. An individual who ceases to be a Participant in accordance with Clause (1) or (2) of Section 2.3 will again become a Participant upon (and only upon) his again becoming an Eligible Employee. Such individual will resume participation in the Plan on the later of (1) the date he again becomes an Eligible Employee or (2) any later date designated by the Plan Administrator.

Executive Severance Plan

III.
Severance Benefits

     3.1 Eligibility for Severance Benefit. Subject to the remaining Sections of this Article, a Participant will be eligible to receive a Severance Benefit if (and only if) such Participant’s employment with the Employer is terminated while he is a Participant and such termination is a Qualified Termination.

     3.2 Severance Benefit.

          3.2.1 Subject to Subsection 3.2.2, Section 3.3, and Section 3.4, a Participant who becomes eligible under Section 3.1 will be entitled to receive a “Severance Benefit.” Such Severance Benefit will be a single lump sum cash payment equal to six (6) months of such Participant’s base salary (as in effect on the date of the Participant’s Qualified Termination). A Participant’s Severance Benefit will be paid as soon as administratively practicable after such Participant’s Qualified Termination; provided, however, that in the event any stock of the Employer is publicly traded on an established securities market or otherwise and the Plan is subject to the provisions of section 409A of the Internal Revenue Code, the Severance Benefit of a Participant who is a “specified employee” within the meaning of such section will not be paid until six months after (or, if earlier, the date of death of such Participant after) such Participant’s Qualified Termination.

          3.2.2 Plan provisions to the contrary notwithstanding, in no event will a Severance Benefit payable under the Plan to a Participant, when aggregated with all other payments to such Participant on account of the same Qualified Termination under other Employer-sponsored severance plans, programs, or arrangements, exceed twice the Annual Compensation of such Participant for the calendar year immediately preceding the calendar year during which his Qualified Termination occurred.

     3.3 Offset for Other Severance Payments. The amount of the Severance Benefit determined in Section 3.2 for any Participant upon a Qualified Termination will be offset and reduced in any manner deemed appropriate by the Plan Administrator for any and all amounts paid or payable to such Participant on account of the same termination of employment under (1) any employment agreement or individual severance agreement to which the Participant is a party or (2) any applicable law.

     3.4 Release and Full Settlement. As a condition to the receipt of any Severance Benefit hereunder and notwithstanding any provision of the Plan to the contrary, a Participant will be required to execute a release in the form established by the Plan Administrator releasing the Plan, the Plan Administrator, the Plan fiduciaries, the Employer’s employee benefit plans, the Employer, the Employer’s affiliates, and their shareholders, partners, officers, directors, employees, and agents from any and all claims and from any and all causes of action of any kind or character, including, but not limited to, all claims or causes of action arising out of or in connection with such Participant’s employment with the Employer, the termination of such employment, or any actions or omissions occurring during such employment. The performance of the Employer’s and the Plan’s obligations hereunder and the receipt by such Participant of any benefits provided hereunder will constitute full settlement of all such claims and causes of action.

IV.
Benefit Claims Procedure

     4.1 Benefit Claims Procedure.

          4.1.1 Any Participant who is determined by the Plan Administrator to be entitled to a Severance Benefit under the Plan is not required to file a claim for benefits. In the event an individual (1)

Executive Severance Plan

does not receive a benefit but believes he is entitled to one or (2) receives a benefit but believes he is entitled to a greater amount, such individual or his representative (the “Claimant”) may file with the Plan Administrator a written claim for such benefit, which claim must be filed within 60 days of either the date upon which such individual received a benefit that he felt was insufficient or, if later, the date upon which occurred the event that such individual believes entitled him to a benefit. In connection with the submission of such claim, the Claimant may examine the Plan and any other relevant documents relating to the claim and may submit written comments relative to the claim to the Plan Administrator coincident with the filing of the claim, and the Plan Administrator may require additional information to be furnished in connection with such claim. If a Claimant fails to timely file a claim for benefits in accordance with this Subsection, such individual loses his right to make a claim under the Plan.

          4.1.2 If (and only if) a Claimant timely files a claim in accordance with Subsection 4.1.1, the Plan Administrator will grant, modify, or deny such claim. If such claim is granted, the Claimant will be given the benefit so claimed. In any case in which a claim for Plan benefits is denied or modified, the Plan Administrator will furnish written notice to the Claimant within 90 days after such claim is filed with the Plan Administrator; provided, however, that if the need for additional information relating to such claim necessitates an extension of the 90-day period, the Claimant will be informed in writing prior to the end of the initial 90-day period of the need for an extension of time, and written notice of the disposition of such claim will be provided to the Claimant within 180 days after the date the claim is filed with the Plan Administrator. The extension notice will indicate the special circumstances requiring the extension of time and the date by which a decision will be made. If the extension is due to the Claimant’s failure to submit information necessary to review the claim, the notice of extension will afford the Claimant 45 days to provide the required information, and the Plan Administrator’s deadline to provide notice of disposition of the claim will be tolled from the date the Plan Administrator sends the notice of extension to the earlier of (1) the date the Plan Administrator receives the requested information or (2) the expiration of the 45-day period afforded to the Claimant to provide the requested information. If the Claimant fails to provide the requested information by the expiration of such 45-day period, the benefit determination will be made without regard to the requested information.

          4.1.3 The notice of a claim’s disposition provided to the Claimant will contain the following:

          (1) The specific reason or reasons for the denial or modification;

          (2) Specific reference to pertinent Plan provisions on which the denial or modification is based;

          (3) A description of any additional material or information necessary for the Claimant to perfect the claim and an explanation of why such material or information is necessary; and

          (4) An explanation of how the Claimant may perfect his claim and obtain a full and fair review of such denial or modification pursuant to Section 4.2, including the time limits applicable to such review and a statement of the Claimant’s right to bring a civil action under section 502(a) of ERISA following an adverse determination on review.

     4.2 Review of Denied or Modified Claims

          4.2.1 In the event a claim for benefits is denied or modified, if the Claimant desires to have such denial or modification reviewed, he must, within 60 days following receipt of the notice of such denial or modification, submit a written request for a review to the Plan Administrator. A Claimant will be provided, upon request and free of charge, access to and copies of all documents, records, and other information relevant to the claim for benefits, which consist of: (1) documents, records, or other

Executive Severance Plan

information relied upon for the benefit determination, (2) documents, records, or other information submitted, considered or generated without regard to whether such document, record, or other information was relied upon in making the benefit determination, and (3) documents, records, or other information that demonstrates compliance with the administrative processes and safeguards designed to ensure and verify that benefit claim determinations are made in accordance with governing Plan documents and that, where appropriate, the Plan provisions have been applied consistently with respect to similarly-situated individuals. A Claimant will be entitled to submit written comments, documents, records, and other information relating to the claim for benefits. The review will take into account all comments, documents, records, and other information submitted by the Claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

          4.2.2 Within 60 days following such request for a review, the Plan Administrator will, after providing a full and fair review, render his final decision in writing to the Claimant. The written decision will:

          (1) State specific reasons for such decision;

          (2) Provide specific reference to the specific Plan provisions on which the decision is based;

          (3) Inform the Claimant that he is entitled to receive, upon request and free of charge, reasonable access to and copies of all documents, records, and other information relevant to the claim for benefits, which consist of: (i) documents, records, or other information relied upon for the benefit determination, (ii) documents, records, or other information submitted, considered, or generated without regard to whether such document, record, or other information was relied upon in making the benefit determination, and (iii) documents, records, or other information that demonstrates compliance with the administrative processes and safeguards designed to ensure and verify that benefit claim determinations are made in accordance with governing Plan documents and that, where appropriate, the Plan provisions have been applied consistently with respect to similarly-situated individuals; and

          (4) Inform the Claimant of his right to bring an action under section 502(a) of ERISA.

If special circumstances require an extension of such 60-day period, the Plan Administrator’s decision will be rendered as soon as possible, but not later than 120 days after receipt of the request for review. If such an extension of time for review is required, written notice of the extension will be furnished to the Claimant prior to the commencement of the extension period, indicating the special circumstances requiring an extension of time and the date by which the determination will be made. If the extension is required due to the Claimant’s failure to submit information necessary to review the claim, the extension notice will afford the Claimant 45 days to provide the required information, and the Plan Administrator’s deadline to provide notice of the benefit determination on review will be tolled from the date the Plan Administrator sends the notice of extension to the earlier of (1) the date the Plan Administrator receives the requested information or (2) the expiration of the 45-day period afforded to the Claimant to provide the requested information. If the Claimant fails to provide the requested information by the expiration of such 45-day period, the benefit determination will be made without regard to the requested information. The decision on review by the Plan Administrator will be binding and conclusive upon all persons.

     4.3 Exhaustion of Administrative Remedies. Completion of the claims procedures described in this Article is a condition precedent to the commencement of any legal or equitable action in connection with a claim for benefits under the Plan by any employee or former employee of the Employer or any of its affiliates or by any other person or entity claiming rights individually or through any employee or former employee of the Employer or any of its affiliates in connection with the Plan.

Executive Severance Plan

V.
Funding of Plan

     5.1 Funding of Plan. The Plan will be unfunded, and benefits provided hereunder will be paid from the general assets of the Employer.

     5.2 No Participant Contributions. The entire cost of the Plan will be paid by the Employer, and no contributions will be required of, or permitted by, Participants.

VI.
Administration of Plan

     6.1 Plan Administrator. The general administration of the Plan will be vested in the Plan Administrator. For purposes of ERISA, the Plan Administrator will be the “administrator” and the “named fiduciary” with respect to the general administration of the Plan.

     6.2 Right to Delegate. The Plan Administrator may from time to time allocate to one or more of the Employer’s officers, employees, directors, or agents, and may delegate to any person or organization, any of his respective powers, duties, and responsibilities with respect to the operation and administration of the Plan, including, without limitation, the administration of claims, the authority to authorize payment of benefits, the review of denied or modified claims, and the discretion to decide matters of fact and to interpret Plan provisions. In addition, the Plan Administrator may employ persons to render advice with regard to any fiduciary responsibility held hereunder and may authorize any person to whom any of his fiduciary responsibilities have been delegated to employ persons to render such advice. Upon such designation and acceptance, the Plan Administrator will have no liability for the acts or omissions of any such designee as long as the Plan Administrator did not violate his fiduciary responsibility, if any, in making or continuing such designation. All allocations and delegations of fiduciary responsibility will be terminable upon such notice as the Plan Administrator in his discretion deems reasonable and prudent under the circumstances.

     6.3 Discretion to Interpret Plan. The Plan Administrator has absolute discretion to construe and interpret any and all provisions of the Plan and to decide all matters of fact in determining eligibility and granting or denying benefit claims, including, but not limited to, the discretion to resolve ambiguities, inconsistencies, or omissions conclusively. The decisions of the Plan Administrator will be binding and conclusive upon all persons.

     6.4 Powers and Duties. In addition to the power described in Section 6.3 and all other powers specifically granted under the Plan, the Plan Administrator has all powers necessary or proper to administer the Plan and to discharge his duties under the Plan, including, but not limited to, the following powers:

          (1) To make and enforce such rules, regulations, and procedures as he may deem necessary or proper for the orderly and efficient administration of the Plan;

          (2) In his discretion, to interpret and decide all matters of fact in granting or denying benefits under the Plan, his interpretation and decision thereof to be final and conclusive on all persons claiming benefits under the Plan;

          (3) In his discretion, to decide all questions concerning the Plan and the eligibility of any person to participate in the Plan, his decision thereof to be final and conclusive on all persons;

          (4) In his discretion, to make a determination as to the right of any person to a benefit under the Plan (including, without limitation, to determine whether and when there has been a termination of a Participant’s employment and the cause of such termination), his decision thereof to be final and conclusive on all persons;

Executive Severance Plan

          (5) In his discretion, to determine the amount, form, and conditions of any Severance Benefit under the Plan, and to authorize or deny the payment of benefits under the Plan, his decision thereof to be final and conclusive on all persons;

          (6) To prepare and distribute information explaining the Plan;

          (7) To obtain from the Employer and employees of the Employer such information as is necessary for the proper administration of the Plan; and

          (8) To sue or cause suit to be brought in the name of the Plan.

     6.5 Expenses. Reasonable expenses incident to the administration of the Plan, including, without limitation, the compensation of legal counsel, advisors, and other technical or clerical assistance as may be required, the payment of any bond or security, and any other expenses incidental to the operation of the Plan, that the Plan Administrator determines are proper will be paid by the Employer. Expenses of the Plan may be prorated among the Company, Participating Entities, and affiliates as determined by the Plan Administrator.

     6.6 Indemnification. The Company will indemnify and hold harmless the Plan Administrator, each employee of the Employer and its affiliates, and each member of the Board against any and all expenses and liabilities arising out of such individual’s Plan administrative functions or fiduciary responsibilities, including, without limitation, any expenses and liabilities that are caused by or result from an act or omission constituting the negligence of such individual in the performance of such functions or responsibilities, but excluding expenses and liabilities arising out of such individual’s own gross negligence or willful misconduct. Expenses against which such person will be indemnified hereunder include, without limitation, the amounts of any settlement or judgment, costs, counsel fees, and related charges reasonably incurred in connection with a claim asserted or a proceeding brought or settlement thereof.

VII.
Amendment and Termination

     7.1 Right to Amend Plan. Notwithstanding any contrary provision(s) of any other communication, either oral or written, made by the Employer, the Plan Administrator, or any other individual or entity to employees of the Employer or to any other individual or entity, the Company, by action of the Board or the Compensation Committee of the Board, reserves the absolute and unconditional right to amend the Plan from time to time on behalf of the Company and each Participating Entity, including, but not limited to, the right to reduce or eliminate benefits provided pursuant to the provisions of the Plan as such provisions currently exist or may hereafter exist; provided, however, that no amendment will be made that would reduce the amount of any Severance Benefit for any Participant if such Participant has incurred a Qualified Termination and has been determined by the Plan Administrator to be entitled to such Severance Benefit under the Plan on or prior to the effective date of such amendment, except to the extent such Severance Benefit could be reduced under the terms of the Plan prior to such amendment. All amendments to the Plan must be in writing, signed by an authorized officer of the Company, and adopted by the Board or the Compensation Committee of the Board, which action may be prior to the effective date of the amendment or subsequent to the effective date of the amendment by ratification. Any oral statements or representations made by the Employer, the Plan Administrator, or any other individual or entity that alter, modify, amend, or are inconsistent with the written terms of the Plan will be invalid and unenforceable and may not be relied upon by any employee of the Employer or by any other individual or entity.

Executive Severance Plan

     7.2 Right to Terminate Plan. Notwithstanding any contrary provision(s) of any other communication, either oral or written, made by the Employer, the Plan Administrator, or any other individual or entity to employees of the Employer or to any other individual or entity, the Company, by action of the Board or the Compensation Committee of the Board, reserves the absolute and unconditional right to terminate the Plan, in whole or in part, on behalf of itself and each Participating Entity with respect to some or all of the employees of the Employer; provided, however, that no termination will reduce the amount of any Severance Benefit for any Participant if such Participant has incurred a Qualified Termination and has been determined by the Plan Administrator to be entitled to such Severance Benefit under the Plan on or prior to the effective date of such termination, except to the extent such Severance Benefit could be reduced under the terms of the Plan prior to such termination.

     7.3 Effect of Amendment or Termination. In the event of an amendment or termination of the Plan as provided under this Article, each Participant will have no further rights hereunder, and the Employer will have no further obligations hereunder, except as otherwise specifically provided under the terms of the Plan as so amended or terminated.

VIII.
Miscellaneous Provisions

     8.1 No Guarantee of Employment. Neither the Plan nor any provisions contained in the Plan will be construed to be a contract between the Employer and any employee of the Employer or to be consideration for, or an inducement of, the employment of any individual by the Employer. Nothing contained in the Plan grants any individual the right to be retained in the service of the Employer or limits in any way the right of the Employer to discharge or to terminate the service of any employee at any time, without regard to the effect such discharge or termination may have on any rights under the Plan.

     8.2 Payments to Minors and Incompetents. If a Participant entitled to receive any benefits under the Plan is a minor, is determined by the Plan Administrator in his sole discretion to be incompetent, or is adjudged by a court of competent jurisdiction to be legally incapable of giving valid receipt and discharge for benefits provided under the Plan, the Plan Administrator may pay such benefits to the duly appointed guardian or conservator of such person or to any third party who is determined in the discretion of the Plan Administrator to be eligible to receive any benefit under the Plan for the account of such Participant. Such payment will operate as a full discharge of all liabilities and obligations of the Employer, the Plan Administrator, and each fiduciary under the Plan with respect to such benefits.

     8.3 No Vested Right to Benefits. No employee of the Employer or any affiliate of the Employer or person claiming through such employee will have any right to, or interest in, any benefits provided under the Plan upon termination of his employment, retirement, termination of Plan participation (if applicable), or otherwise, except as specifically provided under the Plan.

     8.4 Nonalienation of Benefits. Except as the Plan Administrator may otherwise permit by rule or regulation, (1) no interest in or benefit payable under the Plan will be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any action by a Participant to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same will be void and of no effect, and (2) no interest in or benefit payable under the Plan will be in any way subject to any legal or equitable process, including, but not limited to, garnishment, attachment, levy, seizure, or the lien of any person. This provision will be construed to provide each Participant, or other person claiming any interest or benefit in the Plan through a Participant, with the maximum protection against alienation, encumbrance, and any legal and equitable process, including, but not limited to, attachment, garnishment, levy, seizure, or other lien, afforded his interest in the Plan (and the benefits provided thereunder) by law and any applicable regulations.

Executive Severance Plan

     8.5 Unknown Whereabouts. It will be the affirmative duty of each Eligible Employee and each Participant to inform the Plan Administrator of, and to keep on file with the Plan Administrator, his current mailing address. If an Eligible Employee or a Participant fails to inform the Plan Administrator of his current mailing address, neither the Plan Administrator nor the Employer will be responsible for any late payment or loss of benefits or for failure of any notice to be provided or provided timely under the terms of the Plan to such individual.

     8.6 Other Participating Entities. The Plan Administrator may designate any affiliate of the Company that is eligible by law to participate in the Plan as a Participating Entity by written instrument delivered to such designated affiliate and to the Secretary of the Company. Such written instrument will specify the effective date of such designated participation, may incorporate specific provisions relating to the operation of the Plan that apply to the designated Participating Entity only, and will become, as to such designated Participating Entity and its employees, a part of the Plan. Each designated Participating Entity will be conclusively presumed to have consented to its designation and to have agreed to be bound by the terms of the Plan and any and all current and future amendments thereto upon its submission of information to the Company or the Plan Administrator required by the terms of, or with respect to, the Plan; provided, however, that the terms of the Plan may be modified so as to increase the obligations of a Participating Entity only with the consent of such Participating Entity, which consent will be conclusively presumed to have been given by such Participating Entity upon its submission of any information to the Company or the Plan Administrator required by the terms of, or with respect to, the Plan after receiving notice of such modification. Except as modified by the Plan Administrator in such written instrument, the provisions of the Plan will apply separately and equally to each Participating Entity and its employees in the same manner as is expressly provided for the Company and its employees, except that the power to amend or terminate the Plan will be exercised by the Company, by action of the Board or the Compensation Committee of the Board, alone. Transfer of employment among the Company and Participating Entities will not be considered a termination of employment hereunder. Any Participating Entity may, by appropriate action of its board of directors or noncorporate counterpart and prior written notice to the Secretary of the Company and the Plan Administrator, terminate its participation in the Plan. Moreover, the Plan Administrator, by prior written notice to the Participating Entity and to the Secretary of the Company, may terminate a Participating Entity’s Plan participation at any time.

     8.7 Jurisdiction. Except to the extent that ERISA or any other federal law applies to the Plan and preempts state law, the Plan will be construed, enforced, and administered according to the laws of the state of Texas, excluding any conflict-of-law rule or principle that might refer to the laws of another state.

     8.8 Severability. In case any provision of the Plan is held to be illegal, invalid, or unenforceable for any reason, such illegal, invalid, or unenforceable provision will not affect the remaining provisions of the Plan, but the Plan will be construed and enforced as if such illegal, invalid, or unenforceable provision had not been included therein.

     8.9 Notice and Filing. Any notice, administrative form, or other communication required to be provided to, delivered to, or filed under the terms of the Plan will include provision to, delivery to, or filing with any person or entity designated in writing by the intended recipient to be an agent for the disbursement and receipt of administrative forms and communications. Except as otherwise provided herein, where such provision, delivery, or filing is required, such provision, delivery, or filing will be deemed to have occurred only (1) upon actual receipt of such notice, administrative form, or other communication by the intended recipient or designated agent or (2) on the third business day after mailing by certified mail, return receipt requested.

     8.10 Plan Year. The Plan will operate on a “plan year” consisting of the 12-consecutive-month period commencing on January 1 of each year.

Executive Severance Plan

     8.11 Incorrect Information, Fraud, Concealment, or Error. Any contrary provisions of the Plan notwithstanding, in the event the Plan, a Plan fiduciary, or the Employer pays a benefit, incurs a liability for failure to so pay a benefit, or makes any overpayment or erroneous payment to any individual or entity because of a human or systems error or because of incorrect information provided by, correct information failed to be provided by, or fraud, misrepresentation, or concealment of any relevant fact (determined in the sole opinion of the Plan Administrator) by any Participant or other individual, the Plan Administrator will be entitled to recover in any manner deemed necessary or appropriate for such recovery (in the sole opinion of the Plan Administrator) from such Participant or other individual such benefit paid or the amount of such liability incurred and any and all expenses incidental to or necessary for such recovery. Human or systems error or omission will not affect in any way the amount of a benefit to which such Participant is otherwise entitled under the terms of the Plan.

     8.12 Withholding of Taxes and Other Deductions. All payments made under the Plan are subject to (1) all federal, state, city, and other taxes and applicable withholding as may be required pursuant to any law or governmental regulation or ruling and (2) all other deductions for any amounts owed to the Employer.

     Executed this 1st day of February 2005.

Activant Solutions Inc.

By:	/s/ Larry Jones
Printed Name:

Executive Severance Plan

Appendix A

Plan Participants

		Date of	Date of	Date of
		Commencement of	Cessation of	Termination of
Participant	Title	Participation	Participation	Employment
Steve McLaughlin	VP—Large Accounts	1/1/05
Christopher Speltz	VP—Finance	1/1/05
Stephen Bieszczat	VP-IS	1/1/05
Scott Hanson	VP—Inside Sales	1/1/05
Todd Nalodka	VP—Human Resources	1/1/05
Gary Cowsert	VP—IT	1/1/05
Randy Kwist	VP—KNA sales	1/1/05
Tom Sheppard	VP—Professional Services	1/1/05
Kraig Hall	VP—Professional Services	1/1/05
Jonathan Gear	VP—Marketing	1/1/05
Mark Fair	VP—Customer Services	1/1/05
Suneil Patil	Senior Director— Marketing	1/1/05
Richard Rew	General Counsel	1/1/05

A-1